SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 2, 2003

(Date of earliest event reported)

NUVELO, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:
Nevada	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification No.)

675 Almanor Avenue

Sunnyvale, California 94085

(Address of Principal Executive Offices, including Zip Code)

(408) 215-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On October 2, 2003, we announced a $24.5 million underwritten public offering of 10 million shares of our common stock, par value $.001 per share, at a public offering price of $2.45 per share. The shares of common stock were registered pursuant to our universal shelf registration statement on Form S-3 (File No. 333-106873) under the Securities Act of 1933, as amended.

The offering is expected to close on October 7, 2003 with gross proceeds to us of approximately $24.5 million before deducting underwriting discounts and our offering expenses.

The Underwriting Agreement, dated as of October 2, 2003, by and between the Company and JMP Securities LLC and our press release, dated October 2, 2003, announcing the transaction, are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference into this report.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the expected closing date of the common stock offering. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include the “Risk Factors” and other risks detailed in our Annual Report on Form 10-K for the period ended December 31, 2002, as amended, and the Quarterly Report on Form 10-Q for the period ended June 30, 2003, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 2, 2003, by and between Nuvelo, Inc. and JMP Securities LLC.

99.1	Press Release of Nuvelo, Inc., dated October 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVELO, INC. (Registrant)

Date: October 2, 2003	By:	/s/ PETER S. GARCIA
Peter S. Garcia Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 2, 2003, by and between Nuvelo, Inc. and JMP Securities LLC.

99.1	Press Release of Nuvelo, Inc., dated October 2, 2003.